EXHIBIT 12(b)

                                        FLORIDA POWER & LIGHT COMPANY
                                            COMPUTATION OF RATIOS

                                                                                               Six Months Ended
                                                                                                 June 30, 2001
                                                                                                   (millions)


RATIO OF EARNINGS TO FIXED CHARGES
Earnings, as defined:
  Net income ..............................................................................         $ 287
  Income taxes ............................................................................           164
  Fixed charges, as below .................................................................           106

    Total earnings, as defined ............................................................         $ 557

Fixed charges, as defined:
  Interest charges ........................................................................         $ 100
  Rental interest factor ..................................................................             3
  Fixed charges included in nuclear fuel cost .............................................             3

    Total fixed charges, as defined .......................................................         $ 106

Ratio of earnings to fixed charges ........................................................          5.25




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................         $ 287
  Income taxes ............................................................................           164
  Fixed charges, as below .................................................................           106

    Total earnings, as defined ............................................................         $ 557

Fixed charges, as defined:
  Interest charges ........................................................................         $ 100
  Rental interest factor ..................................................................             3
  Fixed charges included in nuclear fuel cost .............................................             3

    Total fixed charges, as defined .......................................................           106

Non-tax deductible preferred stock dividends ..............................................             7
Ratio of income before income taxes to net income .........................................          1.57

Preferred stock dividends before income taxes .............................................            11

Combined fixed charges and preferred stock dividends ......................................         $ 117

Ratio of earnings to combined fixed charges and preferred stock dividends .................          4.76